Exhibit 10(q)



                          United Credit Patriot Funding
                                   Since 1937

                  15 West 44th Street, New York, NY 10036-6611
                   Telephone (212) 843-0808 Fax (212) 843-0817
================================================================================


                                                              September 13, 1996
Dorado Systems Corporation
320 South Sunset Street
Longmont, Colorado 80501
         and
Sytron, Inc.
320n South Sunset Street
Longmont, Colorado 80501


Ladies and Gentlemen:

     1. Dorado Systems Corporation ("Dorado") agrees that Dorado's indebtedness to us as of the close of business August 31, 1996 was $131,196.30.

     2. We agree to credit Dorado's indebtedness to us by $13,176.58, being one-half of the $26,353.15 notification fee we charged Dorado under Paragraph SIXTH C of the security agreement between Dorado and us through August 31, 1996, thus reducing Dorado's indebtedness to us as of August 31, 1996 to $118,019.72.

     3. The security agreement between Dorado and us is hereby modified in the following respects:

     (a) Effective September 1, 1996, the fee of 1-1/2% of Dorado's sales referred to in Paragraph SIXTH C of the security agreement is changed to a fee of 3/4 of 1%.

     (b) The next to last sentence of Paragraph TENTH A, relating to a termination fee payable by Dorado in the event of Dorado's termination of the security agreement, is deleted.

     4. Sytron, Inc. ("Sytrom"), represents to us that it is the owner of all the issued and outstanding stock of Dorado, agrees that the foregoing credit and modifications to the security agreement between Dorado and us are of benefit to it, and in consideration thereof agrees to issue to us 5,000 shares of its heretofore authorized but unissued common stock (the "Shares"), and deliver certificates therefore to us promptly after the date hereof. We represent that we are acquiring the Shares for investment only and without a view to a distribution of all or any part thereof as the term "distribution" has meaning under the Securities Act of 1933 as amended (the "Act"). Certificates for


                                                                      /continued

Dorado/ Sytron                            -2-                 September 13, 1996


the Shares may be endorsed with a legend restricting the transferability of the underlying Shares to a transfer consistent with the foregoing investment representation. In the event a holder of certificates for the Shares or part thereof presents Sytron with an opinion of reputable counsel, familiar with the Act and transactions thereunder, to the effect that a proposed transfer of the Shares may be made without registration thereof under the Act, Sytron shall promptly exchange certificates f or the Shares underlying such opinion for certificates which do not bear the aforesaid legend and shall do all things necessary to permit a transfer consistent with such opinion to be consummated.

     5. In the event that Sytron shall intend to register any shares of stock under the Act prior to the time it issues certificates free of the legend contemplated by the preceeding paragraph, it shall give prompt notice of such intention to the registered holders of the certificates bearing the legend. Thereafter, we shall have the right to cause you to register the Shares if or sale by us and to qualify the Shares for sale in the states of Colorado and New York by notice to such effect to Sytron; and, in the event we do so notify Sytron, Sytron shall pursue registration of such Shares with the same diligence that it devotes to the registration of any other shares then about to be registered by it and it shall pursue qualification of such shares f or sale in the States of Colorado and New York with appropriate diligence.

     6. In the event of the registration or qualification of the Shares as provided for in the preceeding paragraph, each of Sytron and United shall indemnify the other against any loss or liability, including reasonable
attorneys  fees  arising  from  the  registration   statement  or  qualification
documents containing any material misstatement or failure to state any fact which, in light of the statements made in such registration statement or qualification document need be made in order to make the statements made not misleading. Notwithstanding the foregoing, the indemnification made by us shall be limited to statements made by us in writing for purpqses of effecting the foregoing registration or qualification and omissions relating to such statements.

     7. Concurrently herewith Sytron is executing and delivering to us its guaranty of the present indebtedness of MHB Manufacturing, Inc. to us in the form of Exhibit A hereto (the "Guaranty").

     8. Sytron agrees to pay the guaranteed indebtedness, together with interest on the unpaid balances thereof at the rate of 14% per annum in constant monthly installments of $5,000.00 each commencing October 1, 1996 and continuing on the first day of each


                                                                      /continued

Dorado/ Sytron                            -3-                 September 13, 1996


month thereafter until the guaranteed indebtedness is paid in full. Each of such installments shall be applied first to interest as aforesaid and the balance to the reduction of the principal of the guaranteed indebtedness. In the event default shall be made in payment of any such installments, and such default shall continue for a period of three business days after notice of such default is given to Sytron, then the blaance of the guaranteed indebtedness shall become immediately due and payable together with interest thereon at the rate of 25% per annum from the date of such default.

     9. In the event Sytron fails to issue certificates for the Shares to United in accordance with Paragraph 4 hereof within 15 days of the date hereof, then the provisions of Paragraphs 2 and 3 hereof shall be of no force or effect.

     10. Notices hereunder shall be in writing and shall be sent to the party for whom intended by fax at such party's last known fax number and by a form of overnight mail such as "Federal Express," "United States Priority Mail" or other form of overnight delivery.

     11. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. It cannot be modified or terminated orally. It shall be governed by the laws of New York.

If the foregoing correctly sets forth our understanding, please sign and return the enclosed copy of this letter, retaining a copy hereof executed by United Credit Corporation for your files. This letter agreement shall be of no force and effect if a fully executed copy, along with a copy of the guaranty hereinabove referred to is not received by us by September 30, 1996. Above is subject to underwriters or lead market maker's approval and Sytron shall endeavor to get such approval. /s/ RH

                                                  Very truly yours,

                                               UNITED CREDIT CORPORATION

                                               By:  /s/  Donald M. Landis
                                                    ----------------------------
                                                    Donald M. Landis

AGREED TO:

DORADO SYSTEMS CORPORATION


By:  /s/
     -----------------------------

SYTRON, INC.

By:  /s/
     -----------------------------